Exhibit 10.8

AGREEMENT BY III:I FINANCIAL MANAGEMENT RESEARCH, L.P.,
TO PROVIDE FINANCIAL MANAGEMENT RESEARCH SERVICES
TO CAIN, WATTERS AND ASSOCIATES, P.C.

This is an Agreement by III:I Financial Management Research, L.P., to Provide Financial Management Research Services to Cain, Watters and Associates, P.C, hereinafter called “Agreement”, by and between III:I Financial Management Research, L.P., a Texas limited partnership, with address of 5580 Peterson Lane, Suite 250, Dallas, Texas 75240, hereinafter called “FMR”, and Cain, Watters and Associates, P.C., a Texas corporation, with address of 5580 Peterson Lane, Suite 250, Dallas, Texas 75240, hereinafter called “CWA”, under the terms of which FMR agrees to perform certain financial management research services, and other and additional services, for CWA, and in consideration of which the performance of such financial management research services, and other and additional services, by FMR, CWA agrees to compensate FMR, all as set forth hereinafter.

I. PREFACE

WHEREAS, CWA is a Texas professional corporation, governed pursuant to the laws of the state of Texas, providing financial planning, financial monitoring, estate planning, accounting, and tax services to its clients;

WHEREAS, FMR is a limited partnership, governed pursuant to the laws of the state of Texas, with III:I F.M.R., Inc., a Texas corporation, as its general partner;

WHEREAS, FMR, through its representatives, has significant expertise and experience in all aspects of investments, securities, investment selection, investment allocation, investment modelling, investment management, capital market allocations, and other financial planning business solutions;

WHEREAS, FMR has agreed, effective January 15, 2006, and during the term of this Agreement, to perform certain financial management research services for, on behalf of, and for the benefit of CWA, as further set forth herein;

WHEREAS, FMR agrees to perform other and additional services for, on behalf of, and for the benefit of CWA, as also further set forth herein;

WHEREAS, CWA has agreed monthly to compensate FMR for performing such financial management research services, and such other and additional services;

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WHEREAS, CWA agrees to retain FMR to perform such financial management research services, and other and additional services;

WHEREAS, FMR agrees to perform such financial management research services, and other and additional services;

NOW, WITNESSETH:

For and in consideration of the foregoing, and the execution and performance of the terms of this Agreement, as set forth hereinafter, CWA and FMR agree as follows:

II. MUTUAL AGREEMENTS

A.           Incorporation of Preface. All of the terms of Article I are hereby incorporated into this Agreement, by the terms of this A of this Article II.

B.           Retaining of FMR. CWA does hereby retain FMR to perform the financial management research services, and other and additional services, as are expressed in Article III, for, on behalf of, and for the benefit of CWA, and FMR does hereby agree to perform such financial management research services, and other and additional services, for, on behalf of, and for the benefit of CWA, for the compensation to be paid by CWA to FMR, as expressed in B of Article IV, subject to C of Article IV.

C.           Representations of CWA: Resolutions: Effectiveness. CWA represents to FMR that the terms and performance of this Agreement have been duly approved by the board of directors of CWA, under properly noticed, approved, and executed resolutions, and that this Agreement will be in full force and effect, upon execution by a duly authorized officer of CWA. Copies of such resolutions shall be provided to FMR, at its request.

D.          Representations of FMR: Resolutions; Effectiveness. FMR represents to CWA that the terms and performance of this Agreement have been duly approved by the board of directors of its general partner, III:IF.M.R., Inc., under properly noticed, approved, and executed resolutions, and that this Agreement, upon execution by a duly authorized officer of III:I FMR, Inc., as general partner of FMR, will be in full force and effect. Copies of such resolutions shall be provided to CWA, at its request.

E.          Mutual Representations. Further, each of FMR and CWA represents to the other that no consent, approval, or authorization of any other person, entity or governmental authority is necessary for each of FMR and CWA to enter into and to perform under the terms of this Agreement, nor is any such necessary, for the enforceability of this Agreement, and that this Agreement is the legal and binding obligation of both CWA and FMR, and is enforceable against both CWA and FMR, in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors’ rights.

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F.           Term. This Agreement shall have a term beginning on January 15, 2006, and ending on January 14, 2026, hereinafter called “Initial Term”. This Agreement, after the Initial Term, shall automatically renew for subsequent one (1) year periods, subject to the right of either FMR or CWA to terminate this Agreement, at, or at any anniversary of, the end of the Initial Term, on one (1) years’ written notice to the other.

III. AGREEMENTS OF FMR

A.          Financial Management Research Services. FMR agrees to perform the financial management research services for, on behalf of, and for the benefit of CWA, such financial management research services, to include, but not be limited to, (i) investments, securities and asset selection analysis; (ii) asset allocation analysis; (iii) research on investments and securities, including alternative forms of investments and securities, including, but not limited to, by way of example, commodities and real estate; (iv) due diligence research on, periodic monitoring of, and assistance in selection of, investment, securities and asset management companies and managers; (v) research on specific investments and securities, in whatever form or nature such investments and securities may take; (vi) research on the long-term and short-term prospects for investments in all markets, and in all forms of investments, securities, and assets, including capital market allocations; (vii) research on anticipated national and global economic issues and outlooks; (viii) research on the economic environment, investments and securities, as to particular countries; (ix) general research concerning investment, securities and asset allocation; and (x) any other issues concerning investments, securities, assets, or the management thereof, economics, business, and related issues, which the representatives of FMR and CWA shall together determine to be of benefit to CWA, all of the foregoing generally called herein “financial management research services”. The financial management research services to be performed by FMR, for, on behalf of, and for the benefit of CWA, shall generally include those as described heretofore, in this A of this Article III, however, such description of such financial management research services shall be considered to be as broadly construed as possible, and the actual financial management research services to be performed by FMR, shall be as determined by the representatives of FMR and CWA, to be a benefit to CWA, on any basis so determined. However, upon timely written request of CWA, FMR shall perform financial management research services, as are specifically reasonably requested to be performed by CWA. In this regard, CWA has acknowledged to FMR that CWA may be interested in retaining other and additional investment, securities and asset management companies and managers, for the benefit of its clients, and is interested in broadening the types of investments, securities, and assets in which for its clients to invest, and that the financial management research services to be performed by FMR, consistent herewith, are extremely important to the future business of CWA.

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B.          Written Reports. FMR shall provide a written report to CWA, each three (3) calendar months, beginning on or before May 15, 2006, and on or before the fifteenth (15th) day of each third calendar month thereafter, reporting to CWA the results of the financial management research services performed by FMR for, on behalf of, and for the benefit of CWA, consistent herewith. It is emphasized that each report shall have as its subject or subjects the results of the financial management research services to be performed by FMR, as are expressed in A of this Article III. Further, each report to be provided by FMR to CWA shall be executed by a representative of FMR, and, upon request of CWA, shall disclose the sources, data, and opinions, upon which the analyses, considerations, conclusions and recommendations, if any, of each such report have been derived. In this regard, it is agreed that FMR may rely not only on the expertise and experience of its representatives, but may also rely on and consider, as it may deem appropriate, the written and oral opinions and statements of others, as well as its representatives, and may also rely on and consider published information, it may determine to be applicable, and any such reliance and consideration shall be solely at the election of FMR, and further, FMR may place such importance thereon as it may deem appropriate. Each such report shall be in such form and substance, as the representatives of FMR shall determine to be appropriate. Further, any such report may be in the form of notes taken by the secretary, or other nominated party, of meetings of the investment committee of FMR.

C.          Use of Reports by CWA. It is agreed that CWA shall receive each such report, however, there is no requirement that CWA further disclose to any third party, including any or all of its clients, the contents, nature, analyses, considerations, conclusions, or recommendations, if any, of any such report, nor that CWA utilize any recommendations, if any, of any such report from FMR, for the benefit of CWA or its clients. However, it is anticipated that CWA will utilize all, or any portion, it deems appropriate, for the benefit of its clients, and especially in connection with providing financial planning and investment advisory services, for the benefit of its clients. CWA acknowledges that unless specific issues have been requested by CWA to be researched by FMR, for, on behalf of, and for the benefit of CWA, FMR shall report on such issues, as are addressed hereinabove, and as are related thereto, and without consideration as to whether such financial management research services shall immediately or directly benefit the business or clients of CWA, as of the date of the financial management research services being performed. CWA acknowledges that the financial management research services to be performed by FMR hereunder, shall be considered to be as broadly construed as possible, and that unless specific issues are requested by CWA to be researched by FMR, for, on behalf of, and for the benefit of CWA, or its clients, pursuant to A of this Article III, FMR, in its sole discretion, shall select the issues to be researched and upon which to report to CWA.

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D.          Other and Additional Services. In addition to FMR’s financial management research services, to be performed hereunder, FMR shall perform other and additional services, as mentioned hereinabove. FMR shall assist CWA, as reasonably requested, generally, in the coordination, implementation, and management of the investment solutions, implemented by CWA, and related actions to be taken by CWA, all for the benefit of the clients of CWA, generally based on the reports to be provided to CWA, as provided for in B of this Article III. The general description of the other and additional services, to be performed by FMR, shall include, but not be limited to, (i) assisting in communications with CWA’s clients; (ii) preparation and transmittal of documentation, in the nature of account opening documentation, account closing documentation and account reporting documentation, such as statements; (iii) assisting in communications between CWA, and any third parties, including T Bank, Fidelity Investments, and the service provider of CWA’s investment platform; (iv) assisting CWA in the transferring of CWA’s client’s assets, including into newly opened accounts, from third parties; and (v) providing to CWA, periodically, reports and statements as to all of the foregoing, as well as reports on the performance of all third parties, including T Bank, Fidelity Investments, and the service provider of CWA’s investment platform. In this regard, it is expressly agreed by FMR that CWA, in connection with all written or oral communications with CWA’s clients, and especially in connection with statements of account for CWA clients, the full name of FMR, or any derivative thereof, including “FMR”, and including any additional verbiage to be appended thereto, in the discretion of CWA, and including, but not limited to, “III To I FMR” and “A Financial Management Research Solution”, may be utilized by CWA. Such shall be considered a license, to have a term contemporaneous herewith, and which may be sublicensed by CWA to any third party, including, but not limited to, T Bank and Fidelity Investments, so long as used in connection with the business of CWA.

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E.          Compliance by FMR. So long as FMR, in good faith, is performing the financial management research services, and other and additional services, as provided for, in A of this Article III, and is timely reporting to CWA, as provided for, in B of this Article III, FMR shall be considered in full compliance with the terms of this Agreement.

F.          Disagreement by CWA with Report. CWA may, in its discretion, disagree with any analysis, conclusion or recommendation contained in any report from FMR, however, such disagreement shall not be grounds for considering the performance of the financial management research services by FMR, or the delivery of the report, to be a default or violation of this Agreement. As provided in E of this Article III, so long as the financial management research services, and other and additional services, are performed, in good faith, by FMR, and each report duly delivered on a timely basis, FMR shall be considered in full compliance with the terms of this Agreement.

G.          Representation of FMR. FMR retains the right to utilize its employees, and those of CWA, as may be agreed by CWA and FMR, and other representatives of FMR retained on any basis, including temporary representatives, as well as outside independent consultants, and including entities and persons retained on a contract basis, to perform the services of FMR hereunder, however, in each such case, the identity of any such entity or person, other than an employee of FMR or CWA, participating in the financial management research services, or the other and additional services, or the drafting of any report to CWA, shall, upon request of CWA, be disclosed.

H.          Independence of FMR. FMR, at all times, shall be considered independent of CWA and the only relationship between CWA and FMR shall be as set forth in this Agreement.

IV. AGREEMENTS OF CWA

A.          FMR’s Services Important. CWA acknowledges that the financial management research services, and other and additional services, to be performed by FMR, as are expressed in Article III, are extremely important in the future business of CWA.

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B.          FMR’s Compensation. The compensation to be paid by CWA to FMR for performing the financial management research services, and other and additional services, shall be paid monthly, or quarterly, as applicable, and shall be equal to any and all sums received, or to be received, by CWA, from third parties, including T Bank, Dallas, Texas, and Fidelity Investments, or otherwise allocable to CWA, and received by FMR directly from third parties, including T Bank and Fidelity Investments, in either case such sums received, or to be received, by CWA, or otherwise allocable to CWA, based on assets of the clients of CWA, held under management, or under the custodial powers, of third parties, including T Bank and Fidelity Investments. Subject to the terms of C of this Article IV, any such sums so received by CWA, under this B of this Article IV, shall immediately be remitted to FMR, as FMR’s compensation. Any such sums so received by FMR, also under this B of this Article IV, shall immediately be remitted to CWA, which, immediately upon receipt thereof from FMR, subject to the terms of C of this Article IV, shall immediately re-remit such sums so received from FMR, to FMR, consistent with the foregoing sentence, also as FMR’s compensation. All amounts due by FMR to CWA and by CWA to FMR are payable at the offices of each in Dallas County, Texas. Each of CWA and FMR shall maintain separate and segregated accounts for the purposes described in this B of this Article IV.

C.          Pension Plan Assets. Related Trustees. Provided, however, and in strict limitation to the terms of B of this Article IV, that in the event that CWA or FMR shall receive any sums, otherwise which shall constitute FMR’s compensation, under B of this Article IV, upon receipt thereof by CWA, directly from third parties, including T Bank and Fidelity Investments, or from FMR, if received by FMR, and then remitted to CWA by FMR, any of such sums so received by CWA, shall neither be remitted to FMR, if received directly by CWA, nor re-remitted to FMR, if received by FMR and remitted to CWA, to the extent that any such sums so received by either CWA or FMR are directly derived from, directly allocable to, or directly attributable to, assets comprising pension plan (of any type) assets, funds, investments, or monies, if such pension plan, or its trustee may be considered a client, in any respect, of CWA, and further, so long as, the trustee of such pension plan, individually, also owns one or more Limited Partner Units in, that is, is an investor in, Dental Community Financial Holdings, Ltd., hereinafter called “DCFH”, a Texas limited partnership, and finally, so long as, and at any time as, FMR owes monies to DCFH, on any basis, including based on monies loaned to FMR by DCFH, under agreements between FMR and DCFH, or on any other basis. In such event, the sums so received directly by CWA, or by FMR, and remitted to CWA, under B of this Article IV, and so directly derived from, directly allocable to, or directly attributable to, such assets of any such pension plan shall not be remitted or re-remitted to FMR by CWA, and shall not constitute compensation to FMR, under B of this Article IV, but shall be retained by CWA in order to reimburse, likely only in part, for the costs incurred by CWA in compensating employees of CWA, who may, from time-to-time, and on any basis to be agreed to by CWA and FMR, assist FMR in performing its agreements and obligations, hereunder, in furtherance of, and in supplement to, G of Article III. These provisions, as to the retaining by CWA of sums received directly by CWA, or from FMR, which otherwise would constitute compensation to FMR, hereunder, shall be broadly construed, so as to protect any such trustee of such a pension plan, who, individually, also owns Limited Partner Units in DCFH, and is an investor therein, from inadvertently creating a “prohibited transaction”, as that term is generally understood, under ERISA and securities statutes, regulations, and construing cases, as an interested party, in connection with transactions contemplated hereby, and the purchase by such trustee, individually, of Limited Partner Units, in DCFH.

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D.          Compensation Unconditional. The obligation of CWA to pay FMR’s compensation, shall be unconditional, so long as FMR, in good faith, performs its financial management research services, and other and additional services, and delivers the reports, on a timely basis, as provided in F of Article III. In this regard, it is emphasized that the importance of any such report, in the opinion of CWA, the issues addressed in any such report, or the length or terms of any such report, shall have no bearing on the obligation of CWA to pay to FMR the compensation expressed in B of this Article IV.

E.          CWA’s Obligation: Reports. The only obligations of CWA, with reference to the reports to be received from FMR, are to review and to consider the same. There is no requirement under the terms of this Agreement, or otherwise, that CWA implement or utilize recommendations, if any, contained in any such report, or that CWA make available the contents thereof, in whole or in part, to any third party, including clients of CWA, or disclose the recommendations, if any, contained in any such report, to any third party, including clients of CWA. The reports shall remain the private property of CWA.

F.          Reliance on Reports by CWA. In the event that CWA shall determine, on any basis, and in whole or in part, to take any action, in reliance on any report by FMR, including any conclusion or recommendation contained therein, including making any recommendation or advisory opinion to any of CWA’s clients, or implementing any aspect of its investment solution, for its clients, such determination shall be strictly at the election and discretion of CWA. In the event of a negative result, in any form, from the reliance of CWA on any such report, conclusion or recommendation, such negative result shall be the sole responsibility of CWA, and CWA waives any claim, of every type and description, against FMR, based on the determination by CWA to take such action, in reliance thereon. FMR makes no warranties or representations as to the advisability of utilizing any report, or any such conclusion or recommendation contained in any report, or as to the efficacy, validity, or viability thereof. In this regard, CWA understands and acknowledges, that so long as FMR is performing the financial management research services, and other and additional services, for which retained hereunder, in good faith, as provided in A and E of Article III, and is reporting to CWA, as provided in B and F of Article III, FMR shall have no further liability hereunder, or in connection with the financial management research services, or in connection with any report. The extent of FMR’s obligations shall be solely as expressed herein.

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V. GENERAL AGREEMENTS

A.          Further Documents. CWA and FMR agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out this Agreement.

B.          Attorneys’ Fees. If any action at law or in equity is necessary to enforce the terms of this Agreement, the prevailing of CWA or FMR shall be entitled to reasonable attorneys fees and costs, in addition to any other relief to which entitled.

C.          Written Amendments. This Agreement may not be modified or supplemented except by a writing signed by both CWA and FMR.

D.          Binding. This Agreement shall be binding upon CWA, FMR and their successors. Neither FMR nor CWA shall have the right to delegate any portion, or all of, its obligations herein to any third party except as otherwise contemplated with respect to FMR in F of Article III and in I of this Article V.

E.          Partial Invalidity. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to FMR or CWA or to any circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement, and the application of such provision to such other of FMR or CWA or circumstance, shall not be affected thereby, rather shall be enforced to the greatest extent permitted by law.

F.          Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original.

G.          No Arbitration. CWA and FMR waive any arbitration rights.

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H.          Other Services. FMR may provide services to other persons, including persons who engage in the same or similar business as CWA, upon such terms as FMR deems appropriate.

I.           Compensation to Third Parties. It is agreed that all, or any portion of, the compensation to be paid to FMR herein, upon written direction by FMR to CWA, may be allocated by FMR to third parties, who may be assisting FMR in the performance of the financial management research services by FMR, or otherwise, as FMR may deem necessary or appropriate, and, upon written direction by FMR to CWA of any such allocation, CWA thereafter, until further written direction from FMR, shall pay such compensation, or the directed portion, to such third parties, as FMR may so direct CWA so to do.

J.           Notice of Default. This Agreement may not be terminated by either party, except upon a material default by the other party hereunder, and defaulting party having failed to cure such material default within ninety (90) days following written notice thereof by the non-defaulting party to the defaulting party. Such notice shall define, with specificity and particularity, the nature of such material default. Upon termination of this Agreement due to a party’s default, the non-defaulting party shall be excused from further performance under this Agreement. No termination of this Agreement shall limit or affect the non-defaulting party’s claims and causes of action for damages or other remedies arising from the defaulting party’s breach of this Agreement.

K.           No Fiduciary. FMR, in performing its obligations herein, shall never be considered to be a fiduciary of CWA, but shall only be held to the standard of care applicable to an ordinary and reasonable person, in performing such obligations.

L.          FMR’s Expenses. FMR shall pay all of FMR’s expenses incurred in performing FMR’s obligations herein. In this regard, FMR shall reimburse CWA, for CWA’s costs, in connection with employees of CWA assisting FMR in performing FMR’s agreements and obligations hereunder.

M.          Notices, Generally. Unless otherwise expressly provided in this Agreement, all notices or other communications required or permitted to be given pursuant to this Agreement shall be considered as properly given or made if mailed from within the United States by First Class Mail, certified, postage prepaid.

N.          Waivers. No waiver shall be deemed to be made by either CWA or FMR of any of its rights hereunder unless the same shall be in writing, and each waiver, if any, shall be a waiver only with respect to the specific instance involved, and shall in no way impair the rights of the waiving party or the obligations of the other party in any other respect, at any other time.

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O.          Entire Agreement. This Agreement embodies the agreement and understanding between CWA and FMR, with respect to the subject matters hereof.

P.          Governing Law. Venue. All of the financial management research services will be performed by FMR in the State of Texas. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF TEXAS, EXCLUDING CHOICE OF LAW PROVISIONS THEREOF. ANY COURT PROCEEDING INITIATED BY EITHER PARTY AND ARISING OUT OF THIS AGREEMENT SHALL BE LITIGATED IN A TEXAS STATE COURT OF COMPETENT JURISDICTION SITTING IN THE CITY OF DALLAS, TEXAS OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION. EACH WAIVES ANY RIGHT TO OBJECT TO VENUE IN ANY COURT SPECIFIED IN THIS Q OF THIS ARTICLE V.

Q.          Headings. Article and paragraph headings contained herein are for identification purposes only, and shall not be used to construe or interpret the terms hereof.

Dated February 15, 2006, effective January 15, 2006.

“FMR”

III:I Financial Management Research, L.P., a Texas limited partnership by: III:I F.M.R., Inc., a Texas corporation, general partner
by:	/s/ Darrell W. Cain
Darrell W. Cain, President

ATTEST:

/s/ Michael T. Watters
Michael T. Watters, Vice President and Secretary

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“CWA”

Cain, Watters and Associates, P.C, a Texas professional corporation

by:	/s/ Darrell W. Cain
Darrell W. Cain, President

ATTEST:

/s/ Michael T. Watters
Michael T. Watters, Vice President and Secretary

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